Exhibit 99.1
Unity Announces Second Quarter 2022 Financial Results
Unity delivered $297.0 million in revenue during the second quarter of 2022, up 9% year-over-year
SAN FRANCISCO, Calif., August 9, 2022 — Unity Software Inc. (NYSE: U), the world’s leading platform for creating and operating interactive, real-time 3D (RT3D) content, today announced second quarter 2022 financial results, including revenue of $297.0 million, which is up 9% from the same period in 2021.
“The second quarter of 2022 was consistent with our guidance with strong performance in Create Solutions,” said John Riccitiello, President and Chief Executive Officer, Unity. “We are encouraged by the progress we are making to get Operate Solutions back on stable footing.”
“In Create we have momentum with customers in and outside of Games,” said Luis Visoso, Chief Financial Officer, Unity. “Our Business outside of Games is growing even faster and now represents 40% of our total Create Solutions revenue, up from 25% in 2021.”
Second Quarter 2022 Financial Highlights
•Revenue was $297.0 million, an increase of 9% from the second quarter of 2021.
•Create Solutions revenue was $120.9 million, an increase of 66%; Operate Solutions revenue was $158.5 million, a decrease of 13%; Strategic Partnerships and Other revenue was $17.7 million, a decrease of 2%, each as compared to the second quarter of 2021.
•Loss from operations was $197.7 million, or 67% of revenue, compared to loss from operations of $149.2 million, or 55% of revenue, in the second quarter of 2021.
•Non-GAAP loss from operations was $44.1 million, or 15% of revenue, compared to a non-GAAP loss from operations of $0.7 million, or less than 1% of revenue, in the second quarter of 2021.
•Basic and diluted net loss per share was $0.69, compared to basic and diluted net loss per share of $0.53 in the second quarter of 2021.
•Basic and diluted non-GAAP net loss per share was $0.18, compared to basic and diluted non-GAAP net loss per share of $0.01 in the second quarter of 2021.
•1,085 customers each generated more than $100,000 of revenue in the trailing 12 months as of June 30, 2022, compared to 888 as of June 30, 2021.
•Dollar-based net expansion rate as of June 30, 2022 was 121% as compared to 142% as of June 30, 2021.
•Net cash used in operating activities was $42.9 million for the second quarter of 2022, compared to $26.7 million for the same period last year. Free cash flow in the second quarter of 2022 was $(58.3) million, compared to $(33.5) million for the same period last year. Cash, cash equivalents, and restricted cash were $1.2 billion as of June 30, 2022, compared to $1.0 billion as of June 30, 2021.

Recent Business Highlights
•Unity announces intent to merge with ironSource. Unity announced that it entered into a definitive agreement under which ironSource will merge into a wholly-owned subsidiary of Unity. The companies’ complementary offerings create a unique end-to-end platform that allows creators to create, publish, run, monetize, and grow live games and RT3D content seamlessly. The proposed all-stock transaction has been approved by the boards of directors of both companies, is expected to close during Unity’s fourth quarter of 2022 and is subject to customary closing conditions, and regulatory and shareholder approval. Additional details and information about the terms and conditions of the transaction are available in Current Reports on Form 8-K or Form 6-K, as applicable, filed by Unity and ironSource with the Securities and Exchange Commission.
•Unity forms a new joint-venture to grow its business in China. Unity announced it will contribute its operations in China, other than Unity Ads, and including its local operating teams, local customer relationships, and locally developed IP across its Create Solutions, Unity Gaming Services, and Strategic Partnerships portfolio into a new venture, Unity China, which will be majority owned and controlled by Unity. Joining Unity in this venture are several of Unity’s strategic partners in China including Alibaba, China Mobile, G-Bits, miHoYo, OPPO, PCI Tech, and Douyin Group. Together with our sustained investment, these partners will help Unity China unlock new local technology development, provide strategic support, and drive deeper engagement as preferred customers. The transaction is subject to customary closing conditions, which we expect to complete within the next few weeks.
•Unity announces partnership with Microsoft. Unity jointly announced with Microsoft that it has selected Azure as its cloud partner to build and operate real-time 3D (RT3D) experiences from the Unity engine, and to grow the mutual commitment to bringing game developers the tools they need to more easily build games and reach more players around the world.
•Unity announces Unity Gaming Services general availability. In June, Unity Gaming Services graduated into general availability. The effort gives creators one dashboard with centralized data and SDKs designed for interoperability, which means less time managing a tech stack and more time creating, so developers can focus on great gameplay.
•Second Dinner launches MARVEL SNAP into several global markets. Made with Unity, MARVEL SNAP is a fast-paced strategic card battler for mobile and PC where players build their Marvel dream team from a massive roster of heroes and villains.
•Unity Accelerate Solutions Propels V-Rising to Overnight Success. PC games developed on Unity rose to the top of the Steam charts in the quarter, including V Rising from Stunlock, demonstrating how Unity enables small teams with big ideas to punch above their weight and achieve both critical and commercial success.
•Unity announces partnership with Capgemini. The two companies announced that they will jointly define and execute sector-specific solutions and professional services to deliver tailored platforms for their customers. This new global partnership will focus on sectors and use cases where digital customer or employee experiences will benefit most: consumer goods & retail, manufacturing, life sciences, telecommunications, media & technology, energy & utilities, financial services, and public services.
•Unity strengthens partnership with Mercedes/Daimer. This quarter Unity announced that, from 2024 onwards, Mercedes-Benz cars will be equipped with an HMI made with Unity. With this agreement, Unity is now an integral partner of one of the world’s leading and most storied luxury automotive OEMs. Together, Mercedes-Benz and Unity are taking next-generation user interaction – such as maps, avatars/AI concierges and in-car entertainment – to a new level by implementing a real-time 3D engine. We are proud to have found a new partner in Mercedes-Benz to equip their vehicles with our visual fidelity and performance – including our years of experience in mobile gaming.

•Unity partners with CACI International. Unity was awarded an exciting three-year multi-million dollar contract to Advance the Development of Smart Human Machine Interfaces by CACI International. This win is the single largest Digital Twin Solutions deal for Unity to date and is a strategic deal that helps to solidify Unity as the preferred real-time 3D platform for future systems design and simulation programs across the US Government.
Outlook
Unity is providing the following guidance for the third quarter and for the full year ending December 31, 2022.

	Q3 2022	2022
	Guidance	Guidance
Revenue (in millions)	$315 — $335	$1,300 — $1,350
Year-over-year revenue growth	10% — 17%	17% — 22%
Non-GAAP loss from operations (in millions)	($35) — ($50)	($95) — ($115)
Non-GAAP operating margin	(10%) — (16%)	(7%) — (9%)
Fully diluted shares outstanding	375M	376M
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Unity’s results computed in accordance with GAAP.
Earnings Webcast Details
Unity plans to host a video webcast for analysts and investors today to discuss its second quarter and year-to-date 2022 financial results and outlook for its third quarter and full-year 2022. The video webcast is scheduled to begin at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time and can be accessed at the Unity Investor Relations website at investors.unity.com. The video webcast will be available live, and a replay will be available on the Investor Relations website following completion of the live broadcast for approximately 90 days.
A copy of the prepared remarks for the video webcast has been posted on the Unity Investor Relations website at investors.unity.com, simultaneously with the issuing of this press release.
About Unity
Unity is the world’s leading platform for creating and operating interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises. For more information, visit unity.com.
Unity uses its Investor Relations website (investors.unity.com), filings with the SEC, press releases, public conference calls, and public webcasts as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Unity’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Cautionary Statement Regarding Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry and markets in which Unity Software Inc. (“Unity”) and ironSource Ltd. (“ironSource”) operate and management’s beliefs and assumptions as to the timing and outcome of future events, including the transactions described in this communication. While Unity’s and ironSource’s management believe the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks and uncertainties include, but are not limited to: (i) the impact of the ongoing COVID 19 pandemic and challenging macroeconomic environment on our business, as well as our customers, prospects, partners, and service providers; (ii) Unity’s ability to achieve profitability and the timing for any such achievement; (iii) Unity’s ability to retain existing customers and expand the use of our platform; (iv) our ability to further expand into new industries and attract new customers; (v) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to our or our customers’ business practices; (vi) Unity’s ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (vii) our ability to compete effectively in the markets in which we participate; (viii) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (ix) Unity’s ability to manage growth effectively; (x) the rapidly changing and increasingly stringent laws, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xi) Unity’s ability to successfully integrate Weta Digital’s technology and business, and related costs and expenses; (xii); the expected benefits of partnerships and joint ventures, including Unity China, (xiii) the expected timing and likelihood of completion of the proposed transaction with ironSource, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; (xiv) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (xv) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the merger agreement; (xvi) the inability to consummate the transaction due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the transaction; (xvii) risks that the proposed transaction disrupts current plans and operations of Unity and ironSource; (xviii) the ability to recognize the anticipated benefits of the transaction, including anticipated synergies; (xix) the amount of the costs, fees, expenses and charges related to the transaction; (xx) Unity’s expected stock buyback occurring as planned or at all; (xxi) and the other risks and important factors contained and identified in Unity’s and ironSource’s filings with the Securities and Exchange Committee (“SEC”), such as Unity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and ironSource’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 and subsequent Current Reports on Form 6-K, any of which could cause actual results to differ materially from the forward-looking statements in this communication.There can be no assurance that the proposed transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Neither Unity nor ironSource is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither Unity nor ironSource intends to do so.
Important Information for Investors and Stockholders
In connection with the proposed transaction, Unity has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of Unity and ironSource that also constitutes a preliminary prospectus of Unity, which joint proxy statement/prospectus will be mailed or otherwise disseminated to Unity’s and ironSource’s respective securityholders, as applicable, when it is declared effective by the SEC. Unity and ironSource also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and securityholders may obtain free copies of the registration statement and the preliminary joint proxy statement/prospectus and other relevant documents filed by Unity and ironSource with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.unity.com and www.is.com.
Participants in Solicitation
Unity, ironSource and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Unity is set forth in its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 20, 2022. Information about the directors and executive officers of ironSource is set forth in its Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which was filed with the SEC on March 30, 2022. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
© 2022 Unity Software Inc. All rights reserved. The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks are the property of their respective owners.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP performance financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance. In the future, we may also exclude non-recurring expenses and other expenses that do not reflect our overall operating results.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.

Non-GAAP Gross Profit, Non-GAAP Operating Expenses, and Non-GAAP Loss from Operations
We define non-GAAP gross profit as gross profit excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and restructuring charges. We define non-GAAP research and development expense and non-GAAP sales and marketing expense as research and development expense and sales and marketing expense, respectively, excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and restructuring charges. We define non-GAAP general and administrative expense as general and administrative expense excluding stock-based compensation expense, employer tax related to employee stock transactions, costs incurred from a legal entity reorganization in China, acquisition-related costs, restructuring charges, and a one-time expense for the termination of a future lease agreement. We define non-GAAP loss from operations as loss from operations excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, costs incurred from a legal entity reorganization in China, acquisition-related costs, restructuring charges, and a one-time expense for the termination of a future lease agreement.
We use non-GAAP gross profit and non-GAAP loss from operations in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as these metrics exclude stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, costs incurred from a legal entity reorganization in China, acquisition-related costs, restructuring charges, and a one-time expense for the termination of a future lease agreement, which we do not consider to be indicative of our overall operating performance.
Non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP gross profit, and non-GAAP loss from operations exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and the aforementioned non-GAAP measures do not reflect cash expenditure for such replacements;
•they exclude costs incurred from a legal entity reorganization in China;
•they exclude costs incurred from our acquisitions;
•they exclude costs incurred from restructuring activities that we initiated during the three months ended June 30, 2022;
•non-GAAP loss from operations excludes the one-time expense for the termination of a future lease agreement, although there is no guarantee that the company will not incur similar expenses in the future; and
•the expenses and other items that we exclude in our calculation of non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.

Non-GAAP Net Loss and Non-GAAP Net Loss per Share
We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, costs incurred from a legal entity reorganization in China, acquisition-related costs, restructuring charges, and a one-time expense for the termination of a future lease agreement, as well as the related tax effects of these items. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.
Non-GAAP net loss and non-GAAP net loss per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•they exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and non-GAAP loss from operations does not reflect cash expenditure for such replacements;
•they exclude costs incurred from a legal entity reorganization in China;
•they exclude the costs incurred from our acquisitions;
•they exclude costs incurred from restructuring activities that we initiated during the three months ended June 30, 2022;
•they exclude the one-time expense for the termination of a future lease agreement, although there is no guarantee that the company will not incur similar expenses in the future;
•as further described below, we must make certain assumptions in order to determine the income tax effect adjustment for non-GAAP net loss, which assumptions may not prove to be accurate; and
•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Income Tax Effects of Non-GAAP Adjustments
We utilize a fixed annual projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of the non-GAAP adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the year ended December 31, 2021, the non-GAAP tax rate was (22)%. For the year ending December 31, 2022, we have determined the projected non-GAAP tax rate to be (10)%. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.
Free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it is not a substitute for net cash provided by (used in) operating activities;

•other companies may calculate free cash flow or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a tool for comparison; and
•the utility of free cash flow is further limited as it does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.
Adjusted EBITDA and EBITDA
We define Adjusted EBITDA as net income, less income taxes, interest expense, depreciation and amortization and stock-based compensation expense. We define EBITDA as Earnings before Interest, Taxes, Depreciation and Amortization. We believe Adjusted EBITDA and EBITDA are useful in evaluating our operating performance.
Key Metrics
We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives, and make strategic decisions.
Customers Contributing More Than $100,000 of Revenue
We focus on the number of customers that generated more than $100,000 of revenue in the trailing 12 months, as this segment of our customer base represents the majority of our revenue and revenue growth. We define a customer as an individual or entity that generated revenue during the measurement period. A single organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.
Dollar-Based Net Expansion Rate
We track our performance by measuring our dollar-based net expansion rate, which compares our Create and Operate Solutions revenue from the same set of customers across comparable periods, calculated on a trailing 12-month basis. Our dollar-based net expansion rate as of a period end is calculated as current period revenue divided by prior period revenue. Prior period revenue is the trailing 12-month revenue measured as of such prior period end and includes revenue from all customers that contributed revenue during such trailing 12-month period. Current period revenue is the trailing 12-month revenue from these same customers as of the current period end. Our dollar-based net expansion rate includes the effect of any customer renewals, expansion, contraction, and churn but excludes revenue from new customers in the current period.
Contact
Investor Relations:
Richard Davis
richard.davis@unity3d.com
Media Relations:
Ryan Wallace
ryan.wallace@unity3d.com
Source: Unity

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	As of
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,162,385	$1,055,776
Marketable securities	591,475	681,323
Accounts receivable, net	322,332	340,491
Prepaid expenses and other	81,559	73,520
Total current assets	2,157,751	2,151,110
Property and equipment, net	112,489	106,106
Goodwill	1,657,920	1,620,127
Intangible assets, net	758,109	814,386
Restricted cash	10,755	10,823
Other assets	143,152	138,794
Total assets	$4,840,176	$4,841,346
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,633	$14,009
Accrued expenses and other	214,217	233,976
Publisher payables	197,631	237,637
Deferred revenue	202,990	140,528
Total current liabilities	626,471	626,150
Convertible notes	1,705,268	1,703,035
Long-term deferred revenue	131,519	15,945
Other long-term liabilities	94,847	101,825
Total liabilities	2,558,105	2,446,955
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.000005 par value;
Authorized shares - 1,000,000 and 1,000,000
Issued and outstanding shares - 298,028 and 292,592	2	2
Additional paid-in capital	4,005,333	3,729,874
Accumulated other comprehensive loss	(9,924)	(3,858)
Accumulated deficit	(1,713,340)	(1,331,627)
Total stockholders’ equity	2,282,071	2,394,391
Total liabilities and stockholders’ equity	$4,840,176	$4,841,346

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$297,043	$273,562	$617,169	$508,334
Cost of revenue	96,836	57,725	190,669	116,459
Gross profit	200,207	215,837	426,500	391,875
Operating expenses
Research and development	215,960	154,216	437,000	308,231
Sales and marketing	100,908	74,888	204,847	144,681
General and administrative	81,005	135,917	153,480	199,049
Total operating expenses	397,873	365,021	795,327	651,961
Loss from operations	(197,666)	(149,184)	(368,827)	(260,086)
Interest expense	(1,123)	(485)	(2,234)	(600)
Interest income and other expense, net	(3,058)	70	(2,117)	1,635
Loss before income taxes	(201,847)	(149,599)	(373,178)	(259,051)
Provision for (benefit from) income taxes	2,311	(1,257)	8,535	(3,249)
Net loss	(204,158)	(148,342)	(381,713)	(255,802)
Other comprehensive loss, net of taxes:
Change in foreign currency translation adjustment	(366)	81	(347)	50
Change in unrealized losses on marketable securities	(1,291)	(3)	(5,719)	(106)
Comprehensive loss	$(205,815)	$(148,264)	$(387,779)	$(255,858)

Basic and diluted net loss per share	$(0.69)	$(0.53)	$(1.29)	$(0.92)
Weighted-average shares used in computation of basic and diluted net loss per share	296,849	280,374	295,602	278,233

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating activities
Net loss	$(204,158)	$(148,342)	$(381,713)	$(255,802)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	42,636	12,270	84,108	24,102
Stock-based compensation expense	118,242	85,400	221,669	151,961
Other	2,630	6,239	5,890	7,680
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	10,341	(42,488)	17,873	(67,549)
Prepaid expenses and other	1,091	(559)	(8,025)	(14,778)
Other assets	8,465	8,792	13,333	(7,753)
Accounts payable	(620)	(7,577)	(582)	(1,274)
Accrued expenses and other	13,178	27,705	(16,468)	3,970
Publisher payables	(16,226)	35,052	(40,006)	39,099
Other long-term liabilities	(7,049)	(7,208)	(15,663)	(3,455)
Deferred revenue	(11,400)	4,035	178,014	8,236
Net cash provided by (used in) operating activities	(42,870)	(26,681)	58,430	(115,563)
Investing activities
Purchases of marketable securities	(68,134)	(161,726)	(150,911)	(290,808)
Proceeds from principal repayments on marketable securities	7,501	9,607	30,683	11,624
Maturities of marketable securities	122,965	90,000	200,666	168,000
Purchases of non-marketable investments	—	(600)	(15,000)	(4,600)
Sales of non-marketable investments	1,000	—	1,000	—
Purchases of property and equipment	(15,428)	(6,807)	(30,357)	(18,551)
Business acquisitions, net of cash acquired, and other	(2,010)	(44,613)	(25,647)	(69,430)
Net cash provided by (used in) investing activities	45,894	(114,139)	10,434	(203,765)
Financing activities
Proceeds from issuance of common stock from employee equity plans	7,502	15,435	37,718	38,059
Net cash provided by financing activities	7,502	15,435	37,718	38,059
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(78)	80	(41)	89
Increase (decrease) in cash, cash equivalents, and restricted cash	10,448	(125,305)	106,541	(281,180)
Cash and restricted cash, beginning of period	1,162,692	1,138,072	1,066,599	1,293,947
Cash, cash equivalents, and restricted cash, end of period	$1,173,140	$1,012,767	$1,173,140	$1,012,767

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Gross profit reconciliation
GAAP gross profit	$200,207	$215,837	$426,500	$391,875
Add:
Stock-based compensation expense	11,839	5,340	20,633	10,457
Employer tax related to employee stock transactions	205	511	1,593	3,272
Amortization of intangible assets expense	7,630	—	15,185	—
Restructuring charges	264	—	264	—
Non-GAAP gross profit	$220,145	$221,688	$464,175	$405,604
GAAP gross margin	67%	79%	69%	77%
Non-GAAP gross margin	74%	81%	75%	80%

Operating expenses reconciliation
Research and development
GAAP research and development expense	$215,960	$154,216	$437,000	$308,231
Add:
Stock-based compensation expense	(49,981)	(33,227)	(105,234)	(64,877)
Employer tax related to employee stock transactions	(1,955)	(3,349)	(7,729)	(13,447)
Amortization of intangible assets expense	(18,521)	(3,336)	(36,626)	(6,513)
Restructuring charges	(1,896)	—	(1,896)	—
Non-GAAP research and development expense	$143,607	$114,304	$285,515	$223,394
GAAP research and development expense as a percentage of revenue	73%	56%	71%	61%
Non-GAAP research and development expense as a percentage of revenue	48%	42%	46%	44%

Sales and marketing
GAAP sales and marketing expense	$100,908	$74,888	$204,847	$144,681
Add:
Stock-based compensation expense	(23,194)	(14,523)	(47,028)	(26,560)
Employer tax related to employee stock transactions	(478)	(857)	(1,998)	(3,085)
Amortization of intangible assets expense	(6,980)	(1,373)	(14,022)	(2,655)
Restructuring charges	(1,582)	—	(1,582)	—
Non-GAAP sales and marketing expense	$68,674	$58,135	$140,217	$112,381
GAAP sales and marketing expense as a percentage of revenue	34%	27%	33%	28%
Non-GAAP sales and marketing expense as a percentage of revenue	23%	21%	23%	22%

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
General and administrative
GAAP general and administrative expense	$81,005	$135,917	$153,480	$199,049
Add:
Stock-based compensation expense	(20,981)	(32,310)	(36,527)	(50,067)
Employer tax related to employee stock transactions	(390)	(1,409)	(1,460)	(2,780)
Legal entity reorganization costs	(2,315)	—	(4,645)	—
Acquisition-related costs	(3,437)	(2,470)	(4,518)	(3,346)
Restructuring charges	(1,893)	—	(1,893)	—
Lease termination expense	—	(49,795)	—	(49,795)
Non-GAAP general and administrative expense	$51,989	$49,933	$104,437	$93,061
GAAP general and administrative expense as a percentage of revenue	27%	50%	25%	39%
Non-GAAP general and administrative expense as a percentage of revenue	18%	18%	17%	18%

Loss from operations reconciliation
GAAP loss from operations	$(197,666)	$(149,184)	$(368,827)	$(260,086)
Add:
Stock-based compensation expense	105,995	85,400	209,422	151,961
Employer tax related to employee stock transactions	3,028	6,126	12,780	22,584
Amortization of intangible assets expense	33,131	4,709	65,833	9,168
Legal entity reorganization costs	2,315	—	4,645	—
Acquisition-related costs	3,437	2,470	4,518	3,346
Restructuring charges	5,635	—	5,635	—
Lease termination expense	—	49,795	—	49,795
Non-GAAP loss from operations	$(44,125)	$(684)	$(65,994)	$(23,232)
GAAP operating margin	(67)%	(55)%	(60)%	(51)%
Non-GAAP operating margin	(15)%	—%	(11)%	(5)%

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss and net loss per share reconciliation
GAAP net loss	$(204,158)	$(148,342)	$(381,713)	$(255,802)
Add:
Stock-based compensation expense	105,995	85,400	209,422	151,961
Employer tax related to employee stock transactions	3,028	6,126	12,780	22,584
Amortization of intangible assets expense	33,131	4,709	65,833	9,168
Legal entity reorganization costs	2,315	—	4,645	—
Acquisition-related costs	3,437	2,470	4,518	3,346
Restructuring charges	5,635	—	5,635	—
Lease termination expense	—	49,795	—	49,795
Income tax effect of non-GAAP adjustments	(2,520)	(1,499)	1,500	(8,312)
Non-GAAP net loss	$(53,137)	$(1,341)	$(77,380)	$(27,260)
GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.69)	$(0.53)	$(1.29)	$(0.92)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.51	0.52	1.03	0.82
Non-GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.18)	$(0.01)	$(0.26)	$(0.10)

Weighted-average common shares used in GAAP net loss per share computation, basic and diluted	296,849	280,374	295,602	278,233
Weighted-average common shares used in non-GAAP net loss per share computation, basic and diluted	296,849	280,374	295,602	278,233

Free cash flow reconciliation
Net cash provided by (used in) operating activities	$(42,870)	$(26,681)	$58,430	$(115,563)
Less:
Purchases of property and equipment	(15,428)	(6,807)	(30,357)	(18,551)
Free cash flow	$(58,298)	$(33,488)	$28,073	$(134,114)
Net cash provided by (used in) investing activities	$45,894	$(114,139)	$10,434	$(203,765)
Net cash provided by financing activities	$7,502	$15,435	$37,718	$38,059